As filed with the Securities and Exchange Commission on February 16, 2021

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SIGNIFY HEALTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware		85-3481223
(State or other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

800 Connecticut Avenue Norwalk, CT		06854
(Address of Principal Executive Offices)		(Zip Code)

Signify Health, Inc. 2021 Long-Term Incentive Plan

Signify Health, Inc. Employee Stock Purchase Plan

Signify Health, Inc. Amended and Restated 2012 Equity Incentive Plan

Signify Health, Inc. Amended and Restated 2019 Equity Incentive Plan

Cure Aggregator, LLC Incentive Unit Agreements

(Full Title of the Plans)

Kyle Armbrester Chief Executive Officer Signify Health, Inc. 800 Connecticut Avenue Norwalk, CT 06854 (Name and Address of Agent for Service)
(203) 541-4600 (Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Shane Tintle Jeffrey P. Crandall Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Class A Common Stock, par value $0.01 per share
- Reserved for issuance under the Signify Health, Inc. 2021 Long-Term Incentive Plan	15,683,798	$24(2)	$376,411,152.00	$41,066.46
- Pursuant to stock options outstanding under the Signify Health, Inc. 2021 Long-Term Incentive Plan	872,500	$24(3)	$20,940,000.00	$2,284.55
- Reserved for issuance under the Signify Health, Inc. Employee Stock Purchase Plan	4,730,371	$24(2)	$113,528,904.00	$12,386.00
- Pursuant to stock options outstanding under the Signify Health, Inc. Amended and Restated 2019 Equity Incentive Plan	3,745,910	$8.46(3)	$31,690,398.60	$3,457.42
- Pursuant to stock options outstanding under the Signify Health, Inc. Amended and Restated 2012 Equity Incentive Plan	2,484,074	$1.91(3)	$4,744,581.34	$517.63
- Issuable under the Cure Aggregator, LLC Incentive Unit Agreements	13,469,591	$24(2)	$323,270,184.00	$35,268.78
Total	40,986,244		$870,585,219.94	$94,980.85

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Class A common stock, $0.01 par value per share (“Class A Common Stock”), of Signify Health, Inc. (the “Company” or the “Registrant”) that are (i) authorized for issuance under the Signify Health, Inc. 2021 Long-Term Incentive Plan (the “LTIP”) and the Signify Health Inc. Employee Stock Purchase Plan (the “ESPP”), (ii) authorized for issuance upon the exercise of outstanding stock options issued pursuant to the LTIP, the Signify Health, Inc. Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan”) and the Signify Health, Inc. Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”) and (iii) issuable under the Cure Aggregator, LLC Incentive Unit Agreements (the “Cure Aggregator Plan” and, collectively with the LTIP, the ESPP, the 2012 Plan and the 2019 Plan, the “Plans”). In the event of any stock dividend, stock split or other similar transaction involving the Class A Common Stock, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low prices of the Class A Common Stock on February 10, 2021.
(3)	Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the weighted-average exercise price of the stock options outstanding under the LTIP, the 2012 Plan and the 2019 Plan, respectively.
(4)	Rounded up to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The prospectus dated February 12, 2021 filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form S-1, as amended (Registration No. 333-252231) (the “Form S-1 Registration Statement”); and

(b)	The description of Class A Common Stock which is contained in the registration statement on Form 8-A filed by the Registrant with the Commission on February 8, 2021, (Exchange Act File No. 001-40028), including any amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s amended and restated bylaws provide for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL. The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law. The form of underwriting agreement filed as Exhibit 1.1 to the Form S-1 Registration Statement provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on February 2, 2020 (Registration No. 333-252231))
4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on February 2, 2020 (Registration No. 333-252231))
5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm, relating to the financial statements of Cure TopCo, LLC (filed herewith)
23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm, relating to the financial statements of the Registrant (filed herewith)
23.4	Consent of RSM US LLP, independent auditor, relating to the financial statements of Remedy Partners, Inc. (filed herewith)
24.1	Power of Attorney (filed herewith)
99.1	Signify Health, Inc. 2021 Long-Term Incentive Plan (filed herewith)
99.2	Signify Health, Inc. Employee Stock Purchase Plan (filed herewith)
99.3	Signify Health, Inc. Amended and Restated 2012 Equity Incentive Plan (filed herewith)
99.4	Signify Health, Inc. Amended and Restated 2019 Equity Incentive Plan (filed herewith)
99.5	Form of Cure Aggregator, LLC Incentive Unit Agreement (filed herewith)

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement.; and

(iii)	To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on this 16th day of February, 2021.

Signify Health, Inc.

By:	/s/ Kyle Armbrester
Name:	Kyle Armbrester
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kyle Armbrester, Steven Senneff and Adam McAnaney and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kyle Armbrester	Director & Chief Executive Officer	February 16, 2021
Kyle Armbrester	(Principal Executive Officer)

/s/ Steven Senneff	President, Chief Financial and Administrative Officer	February 16, 2021
Steven Senneff	(Principal Financial Officer)

/s/ Laurence Orton	Chief Accounting Officer	February 16, 2021
Laurence Orton	(Principal Accounting Officer)

/s/ Matthew S. Holt	Chairman of the Board of Directors	February 16, 2021
Matthew S. Holt

/s/ Taj J. Clayton	Director	February 16, 2021
Taj J. Clayton

/s/ Brandon H. Hull	Director	February 16, 2021
Brandon H. Hull

/s/ Kevin M. McNamara	Director	February 16, 2021
Kevin M. McNamara

/s/ Albert A. Notini	Director	February 16, 2021
Albert A. Notini

/s/ Kyle B. Peterson	Director	February 16, 2021
Kyle B. Peterson

/s/ Vivian E. Riefberg	Director	February 16, 2021
Vivian E. Riefberg

/s/ Stephen F. Wiggins	Director	February 16, 2021
Stephen F. Wiggins